Exhibit 10.32

EXECUTION VERSION

EIGHTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

THIS EIGHTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (this “Amendment”), dated as of May 27, 2021, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), and CMTG GS FINANCE LLC, a Delaware limited liability company, as seller (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement, dated as of May 31, 2017, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 29, 2018, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 31, 2018, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement and First Amendment to Guarantee Agreement, dated as of March 12, 2019, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 1, 2019, as further amended by that certain Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of October 30, 2019, as further amended by that certain Sixth Amendment to Master Repurchase and Securities Contract Agreement, dated as of April 15, 2020, as further amended by that certain Forbearance Agreement and Seventh Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 11, 2020 (as the same has been or may be amended, modified and/or restated from time to time, the “Master Repurchase Agreement”); and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions in the Master Repurchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Article 2 of the Master Repurchase Agreement in appropriate alphabetical order:

(i)

“Minimum Purchase Price Debt Yield” shall mean, as of each Purchase Date, an amount equal to the product of (i) ninety percent (90%) and (ii) the Purchase Date Purchase Price Debt Yield as of such applicable date.

(ii)

“Purchase Date Purchase Price Debt Yield” shall mean as of any date of determination, with respect to any Purchased Asset the Purchase Price Debt Yield of each Purchased Asset as of the Purchase Date of each such Purchased Asset and each anniversary of the Purchase Date, as set forth in each related Confirmation.

(iii)

“Purchase Price Debt Yield” shall mean, on any date with respect to any Purchased Asset, a fraction (expressed as a percentage) (A) the numerator of which is the Underwritten Net Operating Income of the Underlying Mortgaged Property related to such Purchased Asset, as determined by Buyer in its sole discretion, and (B) the denominator of which is the Purchase Price of such Purchased Asset on such date.

(b) The following definitions hereby replace the same existing definitions in Article 2 of the Master Repurchase Agreement:

(i)	“Availability Period Expiration Date” shall mean May 31, 2022, as the same may be extended in accordance with Article 3(i)(ii) of this Agreement.

(ii)

“Margin Deficit” shall mean an amount determined by Buyer in its sole discretion, as follows, provided that the largest amount as calculated in accordance with clauses (i), (ii) and (iii) shall control:

(i) with respect to any Margin Deficit Event described in clause (i) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be an amount equal to the positive difference (if any) between (A) the outstanding Purchase Price of such Purchased Asset and (B) the Margin Amount for such Purchased Asset, provided, however, that, if the Market Value of such Purchased Asset has declined by thirty percent (30%) or more from par (adjusted for any Principal Payment received with respect to such Purchased Asset), then the Margin Deficit for such Purchased Asset shall include an additional amount equal to the absolute dollar amount of such decline in Market Value that exceeds thirty percent (30%) from par, as determined by Buyer in its sole discretion;

(ii) with respect to any Margin Deficit Event described in clause (ii) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be equal to an amount which, after payment of such Margin Deficit, will cause the Purchase Price Debt Yield to be equal to the Minimum Purchase Price Debt Yield; and

(iii) with respect to any Margin Deficit Event described in clause (iii) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be equal to an amount which, after payment of such Margin Deficit, will result in a Buyer’s LTV for the applicable Purchased Asset equal to the Buyer’s LTV on the Purchase Date of such Purchased Asset.

(iii)	“Margin Deficit Event” shall mean the occurrence or existence of any of the following, as determined by Buyer in its sole discretion:

(i) a decline in the Market Value of any Purchased Asset by twenty percent (20%) or more from par, as determined by Buyer in its sole discretion;

(ii) as of each anniversary of the Purchase Date, with respect to any Purchased Asset, the Purchase Price Debt Yield is less than the Minimum Purchase Price Debt Yield; and/or

(iii) the Buyer’s LTV of any Purchased Asset is equal to or greater than the Maximum Buyer’s LTV of such Purchased Asset.

(iv)	“Pricing Rate” shall mean for any Pricing Rate Period and any Transaction:

(a) during the Availability Period, an annual rate equal to the sum of (i) the greater of (A) with respect to Transactions where the Purchase Date was before May 27, 2021, thirty-five hundredths percent (0.35%) and with respect to any Transaction where the Purchase Date is on or after May 27, 2021, the greater of (x) zero percent (0%) and (y) the floor indicated in the Confirmation for such Purchased Asset, and (B) the Benchmark, plus (ii) the relevant Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset; and

(b) during the Amortization Period, an annual rate equal to the sum of (i) the greater of (A) with respect to Transactions where the Purchase Date was before May 27, 2021, thirty-five hundredths percent (0.35%) and with respect to any Transaction where the Purchase Date is on or after May 27, 2021, the greater of (x) zero percent (0%) and (y) the floor indicated in the Confirmation for such Purchased Asset, and (B) the Benchmark, plus (ii) the Amortization Period Additional Percentage, plus (iii) the relevant Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset.

The Pricing Rate, in any such case, shall be subject to adjustment and/or conversion as provided in the Transaction Documents (including, without limitation as provided in Article 14) or the related Confirmation.

(v)

“Underwritten Net Operating Income” shall mean, on any date with respect to any one or more Purchased Assets, the actual net operating income from the Underlying Mortgaged Property or Underlying Mortgaged Properties securing such Purchased Asset or Purchased Assets with respect to the prior twelve (12) months, as determined in accordance with the Purchased Asset Documents, certified by the underlying obligor and approved by Buyer in its good faith discretion.

(c) The following defined terms and all references thereto are hereby deleted in their entirety: “Initial Availability Period Expiration Date”; “Minimum Portfolio Purchase Price Debt Yield”; “Portfolio Purchase Price Debt Yield”; and “Renewed Availability Period Expiration Date”.

(d) Article 3(i)(ii) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Seller shall have the option to extend the Availability Period Expiration Date for a period of one (1) year to May 31, 2023 (the “Renewal Option”), provided that, Seller has satisfied all of the conditions listed in clause (iv) below (collectively, the “Availability Period Renewal Conditions”);”

(e) Article 3(i)(iv) of the Master Repurchase Agreement is hereby amended by:

(i)	adding “and” to the end of subsection (C);

(ii)	replacing “; and” at the end of subsection (D) with “.”; and

(iii)	deleting subsection (E) in its entirety.

(f) Article 3(i)(v) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(v) Notwithstanding any of the foregoing to the contrary, if Seller elects to enter the Amortization Period in accordance with the terms and conditions of Article 3(m) prior to exercising the Renewal Option hereunder then Seller shall forfeit the Renewal Option and shall have no ability to request to renew this Agreement and the Transaction Documents pursuant to this Article 3(i).”

2. Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a) Amendment. This Amendment, duly executed and delivered by Seller, Buyer and Guarantor.

(b) Fees. Payment by Seller to Buyer of (i) the Renewal Period Fee and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

(c) Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller.

3. Seller Representations. Seller hereby represents and warrants that:

(a) no Potential Event of Default, Event of Default or Margin Deficit exists, and no Potential Event of Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller of this Amendment;

(b) the representations and warranties made by Seller, Pledgor and Guarantor in all the Transaction Documents are true, correct, complete and accurate in all respects as of the date hereof (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in a Requested Exceptions Report prior to such date and approved by Buyer); and

(c) (i) no amendments have been made to the organizational documents of Seller since May 31, 2017, (ii) Seller has authority to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment; and (iii) there have been no changes to any of certifications made by Seller pursuant to that certain Officer’s Certificate from a Responsible Officer of Seller dated March 12, 2019.

4. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.

5. Continuing Effect; Reaffirmation of Guarantee Agreement. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee Agreement) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

6. Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. The parties consent to the use of electronic signatures and delivery of an executed counterpart signature page to this Amendment and any other document executed in connection therewith by electronic transmission, including in Portable Document Format (PDF) or by facsimile transmission or other electronic means, shall have the same legal effect, validity, and enforceability as a manually executed and delivered counterpart hereof or thereof.

7. Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

8. Governing Law. The provisions of Article 20 of the Master Repurchase Agreement are incorporated herein by reference.

9. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

10. References to Transaction Documents. All references to the “Repurchase Agreement” or the “Master Repurchase Agreement” in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, unless the context expressly requires otherwise.

11. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement or any other Transaction Document by any of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Prachi Bansal
Name: Prachi Bansal
Title: Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Signature Page to Eighth Amendment to Master Repurchase and Securities Contract Agreement

SELLER:

CMTG GS FINANCE LLC, a Delaware limited liability company

By:	/s/ Priyanka Garg
Name: Priyanka Garg
Title: Authorized Representative

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Signature Page to Eighth Amendment to Master Repurchase and Securities Contract Agreement

The undersigned hereby acknowledges the execution of the Amendment and agrees that the Guarantee Agreement and agreements therein subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer therein, and each party subordinating any right or lien to the rights and liens of Buyer, therein, hereby acknowledges the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment. In addition, the undersigned reaffirms its obligations under the Guarantee Agreement and agrees that its obligations under the Guarantee Agreement shall remain in full force and effect and apply to the additional components referenced in this Amendment.

GUARANTOR:

CLAROS MORTGAGE TRUST INC., a Maryland corporation

By:	/s/ Priyanka Garg
Name: Priyanka Garg
Title: Authorized Representative

Signature Page to Eighth Amendment to Master Repurchase and Securities Contract Agreement